Exhibit 32.1

Proxim Corporation

Certification of Principal Executive Officer
Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

      As of the date hereof, I, Franco Plastina, President and Chief Executive Officer of Proxim Corporation (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of the Company on Form 10-Q for the fiscal quarter ended September 26, 2003, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This written statement is being furnished to the Securities and Exchange Commission as an exhibit accompanying such Report and shall not be deemed filed pursuant to the Securities Exchange Act of 1934.

/s/ FRANCO PLASTINA

Franco Plastina
President and Chief Executive Officer
(Principal Executive Officer)

Date: November 10, 2003